As filed with the Securities and Exchange Commission on April 28, 2006

Registration No. 333-30430

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INFONOW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	04-3083360
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1875 Lawrence Street, Suite 1100
Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

InfoNow Corporation 1999 Stock Option Plan

(Full title of the plan)

Mark Geene	Copy to:
Chief Executive Officer	Robert Mintz, Esq.
InfoNow Corporation	Hogan & Hartson L.L.P.
1875 Lawrence Street, Suite 1100	1200 Seventeenth Street, Suite 1500
Denver, Colorado 80202	Denver, Colorado 80202
(303) 293-0212	(303) 899-7300

(Name, address and telephone number, including area code, of agent for service)

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement relates to the Registration Statement on Form S-8 (File No. 333-30430) (the “Registration Statement”) of InfoNow Corporation (the “Company”) pertaining to 900,000 shares of the Company’s common stock, par value $0.001 per share, which was filed with the Securities and Exchange Commission (the “Commission”) and became effective on February 15, 2000.  The Registration Statement registered 900,000 shares of common stock for sale pursuant to the Company’s 1999 Stock Option Plan.

On February 10, 2006, the Company filed a Form 15 with the Commission to effect the deregistration of its common stock.  In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on this 28th day of April, 2006.

INFONOW CORPORATION

By:	/s/ Mark Geene
Mark Geene
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Mark Geene	Chief Executive Officer (Principal Executive	April 28, 2006
Mark Geene	Officer)

/s/ James Medina	Interim Chief Financial Officer (Principal	April 28, 2006
James Medina	Financial and Accounting Officer)

/s/ Jeffrey D. Peotter	Chairman and Director	April 28, 2006
Jeffrey D. Peotter

/s/ Michael W. Johnson	Director	April 28, 2006
Michael W. Johnson

/s/ Allan R. Spies	Director	April 28, 2006
Allan R. Spies

/s/ Duane Wentworth	Director	April 28, 2006
Duane Wentworth